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                                                                   Exhibit 23(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated December 5, 1997 and to all references to our Firm included in this registration statement.

James N. Howard and Associates, P.C.

Dallas, Texas
 September 4, 1998